SOCIETE D’ENERGIE SOLAIRE SA

CONTRACT OF MANDATE

between

ES Société d’Energie Solaire SA, route de St-Julien 129, 1228 Plan-les-Ouates,

and

Flannel Management sarl, rue de la Fontaine 2, 1204 Geneva

1.	Position : Operational and strategic advice to SES SA

2.	Starting date : October 1, 2006

3.	Responsibilities:
-	Advise SES as to the progress of the business and strategic options
-	Guide SES in its long-term business development
-	Ensure the solar engineering projects of SES
-	Reports to: the Board of Directors

4.	Place of work: SES as needed

5.	Work week: minimum 40 hours/week of an experienced high level technical photovoltaic consultant shall be assigned as a minimum to SES

6.	Time schedule: free, time sheet by business to be filled out once per week (list of businesses defined with general management of SES, to be complied with)

7.	Insurances: not included, to be taken out by Flannel

8.	Pension fund: a contribution by SES shall be defined after 3 months of work latest

9.	Fees:

Monthly fees: 20,000 CHF excluding tax/month, legal social benefits to be borne by Flannel sarl, payable through monthly billing.

Additional bonus: to be decided by the SES board of directors within six months after the close of each fiscal year, according to the overall results of SES and the contribution by Flannel sarl to this result.

10.	Overtime: unpaid, except with a special agreement to be determined on a case by case basis.

11.
Direct expenses: Direct expenses (tied to a project or a client) or indirect expenses  (authorized prospecting) shall be reimbursed the month following the monthly settlement  with submittal of evidence.

12.	Duration of contract: 10 years minimum, renewable with a 2 month notice.

13.	Indemnities in case of early cancellation: 1 year of fees for each year cancelled.

14.	Notice of breaking of contract: just motives, according to CO.

15.	Non-competing clause: Flannel sarl shall not accept mandates pertaining to the same field in which SES is active for the full duration of the contractual relations with SES.

16.	Confidentiality: required for all business and documents and towards outside relations

17.	Training: if the progress of the business permits or requires it, and according to needs, SES may absorb the cost of seminars and training that are given outside the company.

18.	Other conditions: Code of Swiss Obligations (mandate)

Read and approved
Prepared in two copies in Plan les Ouates, on October 3, 2006

SES Société d’Energnie Solaire SA
Jean-Christophe Hadorn, President

/unsigned/

Flannel Management sarl
/unsigned/